UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2010

PINNACLE GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33457	30-0182582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Alger Street

Sheridan, Wyoming 82801

(Address of Principal Executive Offices) (Zip Code)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07  Submission of Matters to a Vote of Security Holders.

At the special meeting of the shareholders on August 9, 2010, the shareholders of Pinnacle Gas Resources, Inc. (the “Company”) voted to approve a proposal to adopt the Agreement and Plan of Merger dated as of February 23, 2010 (“Merger Agreement”) by and among the Company, Powder Holdings, LLC, a Delaware limited liability company, and Powder Acquisition Co. (“Powder”), a Delaware corporation and wholly-owned subsidiary of Powder.

The votes with respect to the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,813,972	1,145,757	199,000	6,888,724

The company anticipates that the closing will occur during the third quarter, subject to the satisfaction of customary closing conditions and the receipt of waivers from the Company’s lender, The Royal Bank of Scotland plc.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1                           Press Release Dated August 9, 2010 regarding the approval of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2010	PINNACLE GAS RESOURCES, INC.

	By:	/s/ Ronald T. Barnes
Ronald T. Barnes
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated August 9, 2010 regarding the approval of the Merger Agreement